                                     Press Release
Cambridge, Mass. – October 30, 2024
Biogen reports third quarter 2024 results and raises full year 2024 financial guidance
Third quarter 2024 revenue $2.5 billion; GAAP diluted EPS $2.66; Non-GAAP diluted EPS $4.08
Continued progress executing across the commercial portfolio
•Product launches in Alzheimer's disease, rare disease, and depression each delivered sequential revenue growth; Total revenue from product launches in the third quarter continued to offset year-over-year decline in multiple sclerosis product revenue
•LEQEMBI third quarter global in-market sales of approximately $67 million, including U.S. in-market sales of approximately $39 million; E.U. CHMP re-examination expected to complete this year
•TECFIDERA E.U. patent covering dimethyl fumarate dose and expiring February 2028 upheld by European Patent Office Opposition Division
Development programs achieved several milestones, highlighting the potential multi-billion dollar opportunity of the late-stage pipeline
•Dapirolizumab pegol Phase 3 study met the primary endpoint in systemic lupus erythematosus; Detailed data to be presented at the American College of Rheumatology annual meeting in November; UCB and Biogen initiating a second Phase 3 study in 2024
•Phase 2 CELIA study of BIIB080, an antisense oligonucleotide targeting tau in the treatment of Alzheimer’s disease, completed enrollment with a readout expected in 2026
•Felzartamab received FDA Breakthrough Therapy Designation for the treatment of antibody-mediated rejection in kidney transplant recipients; new IgA nephropathy data presented at the American Society of Nephrology Kidney Week 2024
•Nusinersen higher dose regimen showed statistically significant improvement in the pivotal cohort of the Phase 2/3 DEVOTE study; Biogen plans to submit regulatory applications globally
Increasing full year 2024 financial guidance: Non-GAAP diluted EPS now expected to be between $16.10 and $16.60, representing Non-GAAP diluted EPS growth of approximately 11% at the mid-point versus full year 2023
•Maintaining expectation of a full year 2024 total revenue decline of a low-single digit percentage versus full year 2023 with core pharmaceutical revenue expected to be roughly flat versus full year 2023
•Now expect operating income to grow at a high-teen percentage versus full year 2023 with maintained expectation of a mid-single digit percentage operating margin improvement
Biogen Inc. (NASDAQ: BIIB) today reported third quarter 2024 financial results. Commenting on the quarter, President and Chief Executive Officer Christopher A. Viehbacher said:

“In the third quarter Biogen made continued progress toward our goal of returning to sustainable growth. We continue to see momentum with ongoing product launches and we are increasingly excited about the potential of our pipeline. This quarter we had several significant positive developments in key areas of our late-stage pipeline which we believe underscore the potential value for both patients and shareholders. Importantly, the positive results for dapirolizumab pegol, as well as recent presentations of felzartamab data in IgAN, bolster our efforts to develop an industry-leading pipeline in immunology, where we are building upon data insights and increasing our capabilities to prepare for potential future launches."

Financial Highlights

	Q3 '24	Q3 '23	△	r (CC*)
Total Revenue (in millions)	$2,466	$2,530	(3)%	(3)%
GAAP diluted EPS	$2.66	$(0.47)	666%	N/A
Non-GAAP diluted EPS	$4.08	$4.36	(6)%	N/A

Note: Percent changes represented as favorable/(unfavorable) versus the prior year period.
N/A = not applicable.
* Percentage changes in revenue growth at constant currency (CC) are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. Dollars using the exchange rates from the end of the previous calendar year.

A reconciliation of GAAP to Non-GAAP financial measures can be found in Table 4 at the end of this news release.
Revenue Summary

(in millions)	Q3 '24	Q3 '23	△	r (CC*)
Multiple sclerosis (MS) product revenue(1)	$1,054	$1,159	(9)%	(9)%
Rare disease revenue(2)	$495	$450	10%	10%
Biosimilars revenue	$197	$194	1%	—%
Other product revenue(3)	$24	$2	NMF	NMF
Total product revenue	$1,769	$1,805	(2)%	(2)%
Revenue from anti-CD20 therapeutic programs	$446	$421	6%	6%
Contract manufacturing, royalty and other revenue	$250	$304	(18)%	(19)%
Total revenue	$2,466	$2,530	(3)%	(3)%

Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. Numbers may not foot or recalculate due to rounding.
NMF = no meaningful figure.
(1) Multiple sclerosis includes TECFIDERA®, VUMERITY®, AVONEX®, PLEGRIDY®, TYSABRI® and FAMPYRA™.
(2) Rare disease includes SPINRAZA®, SKYCLARYS® and QALSODY®.
(3) Other includes ADUHELM®, FUMADERM™ and ZURZUVAE™.
•Third quarter 2024 ZURZUVAE revenue was approximately $22 million.
Expense Summary

(in millions)	Q3 '24	Q3 '23	△
GAAP cost of sales*	$639	$660	3%
% of Total Revenue	26%	26%
Non-GAAP cost of sales*	$593	$660	10%
% of Total Revenue	24%	26%
GAAP R&D expense	$543	$736	26%
Non-GAAP R&D expense	$491	$539	9%
GAAP SG&A expense	$588	$788	25%
Non-GAAP SG&A expense	$556	$553	(1)%

Note: Percent changes represented as favorable/(unfavorable) versus the prior year period
* Excluding amortization and impairment of acquired intangible assets

•The decrease in third quarter 2024 GAAP and Non-GAAP cost of sales as a percentage of total revenue was driven primarily by product mix, particularly the year-over-year increase in revenue from new product launches and decrease in contract manufacturing revenue, as well as lower idle capacity charges.

•In the third quarter 2024 as compared to the third quarter of 2023, the decrease in GAAP R&D of approximately $194 million was primarily driven by approximately $197 million of equity-based compensation expense recognized in 2023 related to the Reata Pharmaceuticals, Inc. (Reata) acquisition, cost-reduction measures realized in 2024 in connection with the Company's R&D prioritization and Fit for Growth initiatives, as well as higher spend on clinical trials and close out costs incurred during 2023, partially offset by approximately $43 million of equity-based compensation expense recognized in 2024 related to the Human Immunology Biosciences, Inc. (HI-Bio) acquisition.

•In the third quarter 2024 as compared to the third quarter of 2023, the decrease in Non-GAAP R&D of approximately $48 million was primarily due to cost-reduction measures realized in 2024 in connection with the Company's R&D prioritization and Fit for Growth initiatives, as well as higher spend on clinical trials and close out costs incurred during 2023.

•In the third quarter 2024 as compared to the third quarter of 2023, the decrease in GAAP SG&A expense of approximately $200 million was primarily due to approximately $196 million of equity-based compensation expense recognized in 2023 related to the acquisition of Reata and cost-reduction measures realized in 2024 in connection with the Company's Fit for Growth initiative.

•In the third quarter 2024 as compared to the third quarter of 2023, the increase in Non-GAAP SG&A expense of approximately $3 million was primarily due to increased commercialization spend related to new product launches, partially offset by savings achieved from the Company's Fit for Growth initiative.
Other Financial Highlights

•Third quarter 2024 GAAP and Non-GAAP collaboration profit sharing was a net expense of approximately $69 million, which includes approximately $60 million related to Biogen’s collaboration with Samsung Bioepis, and approximately $9 million related to Biogen’s collaboration with Sage Therapeutics, Inc. (Sage) and the commercialization of ZURZUVAE in the U.S.

•Third quarter 2024 GAAP other expense was approximately $15 million, primarily driven by net interest expense, partially offset by net realized and unrealized gains on strategic equity investments of approximately $39 million. Third quarter 2024 Non-GAAP other expense was approximately $54 million, primarily driven by net interest expense.

•Third quarter 2024 GAAP and Non-GAAP effective tax rates were 13.9% and 13.8%, respectively. Third quarter 2023 GAAP and Non-GAAP effective tax rates were 51.6% and 14.7%, respectively.
Financial Position

•Third quarter 2024 net cash flow from operations was approximately $936 million. Capital expenditures were approximately $35 million, and free cash flow, defined as net cash flow from operations less capital expenditures, was approximately $901 million.

•As of September 30, 2024, Biogen had cash, cash equivalents, and marketable securities totaling approximately $1.7 billion and approximately $6.3 billion in total debt, resulting in net debt of approximately $4.6 billion.

•No shares of the Company’s common stock were repurchased in the third quarter of 2024. As of September 30, 2024, there was approximately $2.1 billion remaining under the share repurchase program authorized in October 2020.

•For the third quarter of 2024 the Company’s weighted average diluted shares were approximately 146 million.

Full Year 2024 Financial Guidance

For the full year 2024, Biogen now expects a Non-GAAP diluted EPS guidance range as follows:

	Prior FY 2024 Guidance	Updated FY 2024 Guidance
Non-GAAP diluted EPS	$15.75 to $16.25 Reflecting growth of ~9% at the mid-point*	$16.10 to $16.60 Reflecting growth of ~11% at the mid-point*

*Versus reported full year 2023

Biogen continues to expect total revenue to decline by a low-single digit percentage, with core pharmaceutical revenue, defined as product revenue plus Biogen's 50% share of net LEQEMBI product revenue and cost of sales, including royalties, to be relatively flat for 2024 compared to 2023 as further declines in multiple sclerosis product revenue are expected to be offset by increases in revenue from new product launches.

Biogen continues to expect an improvement in the cost of sales as a percentage of total revenue for 2024 compared to 2023 driven by product mix and significantly lower idle capacity charges.

For 2024 compared to 2023, Biogen expects operating income to grow at a high-teen percentage with mid-single digit percentage point operating margin improvement. This is expected to be driven by improved cost of sales as a percentage of revenue, as well as lower operating expenses as a result of the Company's Fit for Growth and R&D prioritization initiatives.

This financial guidance does not include any impact from potential acquisitions or business development transactions or pending and future litigation or any impact of potential tax or healthcare reform, as all are hard to predict.

This guidance also assumes that foreign exchange rates as of October 25, 2024, will remain in effect for the remainder of the year, net of hedging activities. Other modeling considerations will be provided on the conference call and webcast.

Biogen may incur charges, realize gains or losses, or experience other events or circumstances in 2024 that could cause any of these assumptions to change and/or actual results to vary from this financial guidance.

Biogen does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the Company is unable to predict with reasonable certainty the financial impact of items such as the transaction, integration, and certain other costs related to acquisitions or large business development transactions; unusual gains and losses; potential future asset impairments; gains and losses from equity security investments; and the ultimate outcome of pending or future significant litigation without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the Company is unable to address the significance of the unavailable information, which could be material to future results.

Key Recent Events

•In October, Biogen and Sage decided they will not pursue further development for zuranolone as a treatment for major depressive disorder.

Conference Call and Webcast

The Company’s earnings conference call for the third quarter will be broadcast via the internet at 8:30 a.m. ET on October 30, 2024 and will be accessible through the Investors section of Biogen’s website, www.biogen.com. Supplemental information in the form of a slide presentation is also accessible at the same location on the internet and will be subsequently available on the website for at least 90 days.
About Biogen

Founded in 1978, Biogen is a leading biotechnology company that pioneers innovative science to deliver new medicines to transform patient’s lives and to create value for shareholders and our communities.
We apply deep understanding of human biology and leverage different modalities to advance first-in-class treatments or therapies that deliver superior outcomes. Our approach is to take bold risks, balanced with return on investment to deliver long-term growth.

We routinely post information that may be important to investors on our website at
www.biogen.com. Follow us on social media - Facebook, LinkedIn, X, YouTube.

Biogen Safe Harbor

This press release contains forward-looking statements, relating to: our strategy and plans; potential of, and expectations for, our commercial business and pipeline programs; capital allocation and investment strategy; clinical development programs, clinical trials, and data readouts and presentations; regulatory discussions, submissions, filings, and approvals; the potential benefits, safety, and efficacy of our and our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments, optimization of the cost structure including our "Fit for Growth" program, actions to improve risk profile and productivity of R&D pipeline, collaborations, and business development activities; our future financial and operating results; 2024 financial guidance. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “possible,” “prospect,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our dependence on sales from our products; uncertainty of long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; failure to compete effectively; failure to successfully execute or realize the anticipated benefits of our strategic and growth initiatives; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; our dependence on collaborators and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; risks associated with current and potential future healthcare reforms; risks related to commercialization of biosimilars; failure to obtain, protect, and enforce our data, intellectual property, and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks relating to technology failures or breaches; problems with our manufacturing processes; risks relating to management, personnel and other organizational changes, including attracting and retaining personnel; failure to comply with legal and regulatory requirements; the risks of doing business internationally, including currency exchange rate fluctuations; risks relating to investment in our manufacturing capacity; risks relating to the distribution and sale by third parties of counterfeit or unfit versions of our products; risks relating to the use of social media and artificial intelligence based software for our business; results of operations, and financial condition; fluctuations in our operating results; risks related to investment in properties; risks relating to access to capital and credit markets; risks related to indebtedness; the market, interest, and credit risks associated with our investment portfolio; risks relating to share repurchase programs; change in control provisions in certain of our collaboration agreements; fluctuations in our effective tax rate; environmental risks; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission.

These statements speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements.

###

MEDIA CONTACT:	INVESTOR CONTACT:
Biogen	Biogen
Jack Cox	Stephen Amato
Tel: +1 781-464-3260	Tel: +1 781-464-2442
public.affairs@biogen.com	IR@biogen.com

TABLE 1

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(unaudited, in millions, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Product, net	$1,769.4	$1,805.2	$5,380.9	$5,414.3
Revenue from anti-CD20 therapeutic programs	446.2	420.9	1,284.7	1,253.8
Contract manufacturing, royalty and other revenue	250.2	304.2	555.6	781.2
Total revenue	2,465.8	2,530.3	7,221.2	7,449.3
Cost and expense:
Cost of sales, excluding amortization and impairment of acquired intangible assets	638.7	659.6	1,726.9	1,915.1
Research and development	542.7	736.3	1,509.5	1,891.1
Selling, general and administrative	588.4	788.2	1,723.7	1,941.2
Amortization and impairment of acquired intangible assets	130.3	60.9	295.5	164.0
Collaboration profit sharing/(loss reimbursement)	69.3	50.5	197.3	164.5
(Gain) loss on fair value remeasurement of contingent consideration	23.8	—	23.8	—
Restructuring charges	6.8	76.0	24.9	120.0
Gain on sale of priority review voucher, net	—	—	(88.6)	—
Other (income) expense, net	14.8	300.0	193.7	248.2
Total cost and expense	2,014.8	2,671.5	5,606.7	6,444.1
Income (loss) before income tax (benefit) expense	451.0	(141.2)	1,614.5	1,005.2
Income tax (benefit) expense	62.5	(72.9)	249.0	92.6
Net income (loss)	388.5	(68.3)	1,365.5	912.6
Net income (loss) attributable to noncontrolling interests, net of tax	—	(0.2)	—	1.2
Net income (loss) attributable to Biogen Inc.	$388.5	$(68.1)	$1,365.5	$911.4

Net income (loss) per share:
Basic earnings (loss) per share attributable to Biogen Inc.	$2.67	$(0.47)	$9.38	$6.30
Diluted earnings (loss) per share attributable to Biogen Inc.	$2.66	$(0.47)	$9.35	$6.26

Weighted-average shares used in calculating:
Basic earnings (loss) per share attributable to Biogen Inc.	145.7	144.8	145.5	144.7
Diluted earnings (loss) per share attributable to Biogen Inc.	146.1	144.8	146.0	145.5

TABLE 2

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	As of September 30, 2024	As of December 31, 2023
ASSETS
Cash and cash equivalents	$1,699.2	$1,049.9
Accounts receivable, net	1,536.2	1,664.1
Due from anti-CD20 therapeutic programs	451.9	435.9
Inventory	2,469.2	2,527.4
Other current assets	674.0	1,182.0
Total current assets	6,830.5	6,859.3
Property, plant and equipment, net	3,210.9	3,309.7
Operating lease assets	380.4	420.0
Intangible assets, net	9,805.5	8,363.0
Goodwill	6,485.8	6,219.2
Deferred tax asset	968.7	928.6
Investments and other assets	631.4	745.0
TOTAL ASSETS	$28,313.2	$26,844.8

LIABILITIES AND EQUITY
Current portion notes payable and term loan	$1,748.1	$150.0
Taxes payable	499.1	257.4
Accounts payable	422.7	403.3
Accrued expenses and other	2,755.1	2,623.6
Total current liabilities	5,425.0	3,434.3
Notes payable and term loan	4,545.8	6,788.2
Deferred tax liability	882.4	641.8
Long-term operating lease liabilities	357.0	400.0
Other long-term liabilities	744.1	781.1
Equity	16,358.9	14,799.4
TOTAL LIABILITIES AND EQUITY	$28,313.2	$26,844.8

TABLE 3

BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE & TOTAL REVENUE
(unaudited, in millions)
Product Revenue

	For the Three Months Ended September 30,
	2024			2023
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$40.1	$192.7	$232.8	$58.1	$181.4	$239.5
VUMERITY	134.9	23.2	158.1	148.8	16.7	165.5
Total Fumarate	175.0	215.9	390.9	206.9	198.1	405.0
AVONEX	115.6	60.6	176.2	148.7	63.5	212.2
PLEGRIDY	27.9	33.4	61.3	31.4	34.1	65.5
Total Interferon	143.5	94.0	237.5	180.1	97.6	277.7
TYSABRI	227.5	178.6	406.1	244.8	211.5	456.3
FAMPYRA	—	19.4	19.4	—	20.0	20.0
Subtotal: MS	546.0	507.9	1,053.9	631.8	527.2	1,159.0

Rare Disease:
SPINRAZA	153.1	228.3	381.4	150.5	297.7	448.2
SKYCLARYS(1)	81.8	20.5	102.3	—	—	—
QALSODY(2)	5.5	5.6	11.1	1.6	0.1	1.7
Subtotal: Rare Disease	240.4	254.4	494.8	152.1	297.8	449.9

Biosimilars:
BENEPALI	—	118.1	118.1	—	112.8	112.8
IMRALDI	—	54.1	54.1	—	54.4	54.4
FLIXABI	—	16.2	16.2	—	20.2	20.2
BYOOVIZ(3)	4.1	3.9	8.0	6.1	0.8	6.9
TOFIDENCE(4)	0.2	—	0.2	—	—	—
Subtotal: Biosimilars	4.3	192.3	196.6	6.1	188.2	194.3

Other:
ZURZUVAE(5)	22.0	—	22.0	—	—	—
Other(6)	0.3	1.8	2.1	0.9	1.1	2.0
Subtotal: Other	22.3	1.8	24.1	0.9	1.1	2.0
Total product revenue	$813.0	$956.4	$1,769.4	$790.9	$1,014.3	$1,805.2

(1) SKYCLARYS was obtained as part of our acquisition of Reata in September 2023. SKYCLARYS became commercially available in the U.S. during the second quarter of 2023 and we began recognizing revenue from SKYCLARYS in the U.S. during the fourth quarter of 2023, subsequent to our acquisition. SKYCLARYS was approved and became commercially available in the E.U. during the first quarter of 2024.
(2) QALSODY became commercially available in the U.S. during the second quarter of 2023 and commercially available in the E.U. during the second quarter of 2024.
(3) BYOOVIZ became commercially available in certain international markets in 2023.
(4) TOFIDENCE became commercially available in the U.S. during the second quarter of 2024.
(5) ZURZUVAE became commercially available in the U.S. during the fourth quarter of 2023.
(6) Other includes FUMADERM and ADUHELM.

	For the Nine Months Ended September 30,
	2024			2023
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$127.9	$611.4	$739.3	$199.3	$568.9	$768.2
VUMERITY	385.0	66.4	451.4	372.6	47.3	419.9
Total Fumarate	512.9	677.8	1,190.7	571.9	616.2	1,188.1
AVONEX	344.0	193.5	537.5	397.2	207.7	604.9
PLEGRIDY	84.7	109.8	194.5	95.4	125.4	220.8
Total Interferon	428.7	303.3	732.0	492.6	333.1	825.7
TYSABRI	690.0	609.6	1,299.6	750.1	662.1	1,412.2
FAMPYRA	—	57.3	57.3	—	67.5	67.5
Subtotal: MS	1,631.6	1,648.0	3,279.6	1,814.6	1,678.9	3,493.5

Rare Disease:
SPINRAZA	458.9	692.9	1,151.8	453.0	875.6	1,328.6
SKYCLARYS(1)	230.4	49.9	280.3	—	—	—
QALSODY(2)	14.5	6.2	20.7	2.5	0.1	2.6
Subtotal: Rare Disease	703.8	749.0	1,452.8	455.5	875.7	1,331.2
			0
Biosimilars:
BENEPALI	—	354.1	354.1	—	331.0	331.0
IMRALDI	—	162.1	162.1	—	167.6	167.6
FLIXABI	—	47.1	47.1	—	60.7	60.7
BYOOVIZ(3)	18.1	9.2	27.3	21.3	1.2	22.5
TOFIDENCE(4)	1.0	—	1.0	—	—	—
Subtotal: Biosimilars	19.1	572.5	591.6	21.3	560.5	581.8

Other:
ZURZUVAE(5)	49.3	—	49.3	—	—	—
Other(6)	2.0	5.6	7.6	1.9	5.9	7.8
Subtotal: Other	51.3	5.6	56.9	1.9	5.9	7.8
Total product revenue	$2,405.8	$2,975.1	$5,380.9	$2,293.3	$3,121.0	$5,414.3

(1) SKYCLARYS was obtained as part of our acquisition of Reata in September 2023. SKYCLARYS became commercially available in the U.S. during the second quarter of 2023 and we began recognizing revenue from SKYCLARYS in the U.S. during the fourth quarter of 2023, subsequent to our acquisition. SKYCLARYS was approved and became commercially available in the E.U. during the first quarter of 2024.
(2) QALSODY became commercially available in the U.S. during the second quarter of 2023 and commercially available in the E.U. during the second quarter of 2024.
(3) BYOOVIZ became commercially available in certain international markets in 2023.
(4) TOFIDENCE became commercially available in the U.S. during the second quarter of 2024.
(5) ZURZUVAE became commercially available in the U.S. during the fourth quarter of 2023.
(6) Other includes FUMADERM and ADUHELM.
Total Revenue

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Product revenue	$1,769.4	$1,805.2	$5,380.9	$5,414.3
OCREVUS royalties	346.8	319.1	985.8	928.2
RITUXAN/GAZYVA®/LUNSUMIO™ revenue	94.8	98.9	285.3	315.0
Other revenues from anti-CD20 programs	4.6	2.9	13.6	10.6
Contract manufacturing, royalty and other revenue	250.2	304.2	555.6	781.2
Total revenue	$2,465.8	$2,530.3	$7,221.2	$7,449.3

TABLE 4
BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING EXPENSE, OTHER (INCOME) EXPENSE, NET, AND INCOME TAX
(unaudited, in millions, except effective tax rate)
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of Sales:
Total cost of sales, GAAP	$638.7	$659.6	$1,726.9	$1,915.1
Less: amortization of Reata inventory fair value step-up	46.1	—	130.6	—
Total cost of sales, Non-GAAP	$592.6	$659.6	$1,596.3	$1,915.1

Research and Development Expense:
Total research and development expense, GAAP	$542.7	$736.3	$1,509.5	$1,891.1
Less: amortization of Reata inventory fair value step-up	2.4	—	47.2	—
Less: acceleration of share-based compensation expense & related taxes A	42.5	197.0	42.5	197.0
Less: restructuring charges and other cost saving initiatives	6.4	0.2	19.6	0.7
Less: other	0.1	—	(1.4)	—
Total research and development expense, Non-GAAP	$491.3	$539.1	$1,401.6	$1,693.4

Selling, General and Administrative Expense:
Total selling, general and administrative, GAAP	$588.4	$788.2	$1,723.7	$1,941.2
Less: acceleration of share-based compensation expense & related taxes A	13.9	196.4	13.9	196.4
Less: acquisition-related transaction and integration costs	5.2	29.6	15.4	29.6
Less: restructuring charges and other cost saving initiatives	10.7	5.9	18.0	17.4
Less: other	2.5	3.3	9.4	8.4
Total selling, general and administrative, Non-GAAP	$556.1	$553.0	$1,667.0	$1,689.4

Amortization and Impairment of Acquired Intangible Assets:
Total amortization and impairment of acquired intangible assets, GAAP	$130.3	$60.9	$295.5	$164.0
Less: impairment charges	20.2	—	20.2	—
Less: amortization of acquired intangible assets	98.3	51.5	243.1	138.8
Total amortization and impairment of acquired intangible assets, Non-GAAP	$11.8	$9.4	$32.2	$25.2

Other (Income) Expense, net:
Total other (income) expense, net, GAAP	$14.8	$300.0	$193.7	$248.2
Less: (gain) loss on equity security investments	(39.1)	302.1	21.9	272.7
Less: (gain) loss on sale of equity interest in Samsung Bioepis and other investments	—	15.2	—	15.2
Less: other	—	9.0	0.3	9.0
Total other (income) expense, net, Non-GAAP	$53.9	$(26.3)	$171.5	$(48.7)

Income Tax (Benefit) Expense:
Total income tax (benefit) expense, GAAP	$62.5	$(72.9)	$249.0	$92.6
Less: income tax effect related to Non-GAAP reconciling items	(32.5)	(182.7)	(93.3)	(203.1)
Total income tax expense, Non-GAAP	$95.0	$109.8	$342.3	$295.7

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME ATTRIBUTABLE TO BIOGEN INC. & DILUTED EPS
(unaudited, in millions, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Effective Tax Rate:
Total effective tax rate, GAAP	13.9%	51.6%	15.4%	9.2%
Less: impact of GAAP to Non-GAAP adjustments	0.1	36.9	0.1	(5.5)
Total effective tax rate, Non-GAAP	13.8%	14.7%	15.3%	14.7%

Net Income (loss) Attributable to Biogen Inc.:
Total net income (loss) attributable to Biogen Inc., GAAP	$388.5	$(68.1)	$1,365.5	$911.4
Plus: amortization of Reata inventory fair value step-up	48.5	—	177.8	—
Plus: impairment charges	20.2	—	20.2	—
Plus: acceleration of share-based compensation expense & related taxes A	56.4	393.4	56.4	393.4
Plus: acquisition-related transaction and integration costs	5.2	29.6	15.4	29.6
Plus: amortization of acquired intangible assets	98.3	51.5	243.1	138.8
Plus: restructuring charges and other cost saving initiatives	23.8	82.1	62.4	138.1
Plus: (gain) loss on fair value remeasurement of contingent consideration	23.8	—	23.8	—
Plus: (gain) loss on equity security investments	(39.1)	302.1	21.9	272.7
Plus: (gain) loss on sale of equity interest in Samsung Bioepis and other investments	—	15.2	—	15.2
Plus: income tax effect related to Non-GAAP reconciling items	(32.5)	(182.7)	(93.3)	(203.1)
Plus: other	2.6	12.4	8.3	17.4
Total net income (loss) attributable to Biogen Inc., Non-GAAP	$595.7	$635.5	$1,901.5	$1,713.5

Diluted Earnings Per Share:
Total diluted earnings (loss) per share, GAAP	$2.66	$(0.47)	$9.35	$6.26
(Less) Plus: adjustments to GAAP net income attributable to Biogen Inc. (as detailed above)	1.42	4.83	3.67	5.52
Total diluted earnings per share, Non-GAAP	$4.08	$4.36	$13.02	$11.78

A Share-based compensation expense reflects the accelerated vesting of awards previously granted to Human Immunology Biosciences, Inc. (HI-Bio) employees as a result of our acquisition of HI-Bio in the third quarter of 2024 as well as the accelerated vesting of awards previously granted to Reata Pharmaceuticals, Inc. (Reata) employees as a result of our acquisition of Reata in the third quarter of 2023. A portion of the total consideration to former HI-Bio and Reata employees were deemed to be compensation attributable to the post-acquisition service period and recognized as a charge to selling, general and administrative expense and to research and development expense within our consolidated statements of income.

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION: REVENUE CHANGE AT CONSTANT CURRENCY
(unaudited)
Revenue changes at constant currency are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. Dollars using the exchange rates from the end of the previous calendar year.

	Q3 2024 vs. Q3 2023	YTD 2024 vs. YTD 2023
Total Revenue:
Revenue change, as reported	(2.5)%	(3.1)%
Less: impact of foreign currency translation and hedging gains / losses	0.3	(0.1)
Revenue change at constant currency	(2.8)%	(3.0)%

Total Product Revenue:
Revenue change, as reported	(2.0)%	(0.6)%
Less: impact of foreign currency translation and hedging gains / losses	0.2	(0.3)
Revenue change at constant currency	(2.2)%	(0.3)%

Total MS Product Revenue:
Revenue change, as reported	(9.1)%	(6.1)%
Less: impact of foreign currency translation and hedging gains / losses	0.1	(0.1)
Revenue change at constant currency	(9.2)%	(6.0)%

Total Rare Disease Revenue
Revenue change, as reported	10.0%	9.1%
Less: impact of foreign currency translation and hedging gains / losses	0.1	(1.2)
Revenue change at constant currency	9.9%	10.3%

Total Biosimilars Product Revenue:
Revenue change, as reported	1.2%	1.7%
Less: impact of foreign currency translation and hedging gains / losses	1.0	0.5
Revenue change at constant currency	0.2%	1.2%

Total Revenue from Anti-CD20 Therapeutic Programs Revenue:
Revenue change, as reported	6.0%	2.5%
Less: impact of foreign currency translation and hedging gains / losses	—	0.1
Revenue change at constant currency	6.0%	2.4%

Total Contract Manufacturing, Royalty and Other Revenue:
Revenue change, as reported	(17.8)%	(28.9)%
Less: impact of foreign currency translation and hedging gains / losses	1.0	0.8
Revenue change at constant currency	(18.8)%	(29.7)%

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW
(unaudited, in millions)
We define free cash flow as net cash provided by (used in) operating activities in the period less capital expenditures made in the period. The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a Non-GAAP measure.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Cash Flow:
Net cash provided by (used in) operating activities	$935.6	$592.4	$2,114.6	$1,534.7
Net cash provided by (used in) investing activities	(1,181.1)	(1,742.2)	(780.6)	(3,448.7)
Net cash provided by (used in) financing activities	(6.6)	848.6	(691.4)	795.4
Net increase (decrease) in cash and cash equivalents	$(252.1)	$(301.2)	$642.6	$(1,118.6)

Net cash provided by (used in) operating activities	$935.6	$592.4	$2,114.6	$1,534.7
Less: Purchases of property, plant and equipment	35.0	74.2	114.4	211.8
Free cash flow	$900.6	$518.2	$2,000.2	$1,322.9

Use of Non-GAAP Financial Measures
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share - Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share - Diluted”:
1. Acquisitions and divestitures
We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.
2. Restructuring, business transformation and other cost saving initiatives
We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.
3. (Gain) loss on equity security investments
We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
4. Other items
We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc. and earnings per share - diluted.